UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019 (June 19, 2019)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2016, Infinity Energy Resources, Inc. (the “Company”) borrowed a total of $200,000 from a private, third-party lender (the “Holder”) under a convertible note payable with the conversion rate of $5.00 per share. The note required no principal or interest payments until its maturity date of November 7, 2017 and bore interest at 8% per annum. The note was not paid on its original maturity date. On April 20, 2017, the Company borrowed an additional $40,000 under a convertible note payable with the same private, third-party lender which was convertible at a rate of $5.00 per share. The note required no principal or interest payments until its maturity date of April 19, 2018 and bears interest at 8% per annum. The note was not paid on its maturity date. Unpaid interest accrued on both notes totaled approximately $45,000 as of March 31, 2019. The Company has been in discussions regarding a potential resolution of the default in repayment of both notes including accrued interest with the Holder.

On June 19, 2019, the Company and the Holder executed an Exchange Agreement whereby the Holder received a New Warrant in exchange for its two convertible notes payable including accrued interest thereon (collectively the “Original Debt”).

Under the Exchange Agreement, the Holder exchanged all of its rights under its Original Debt including $240,000 in unpaid principal and all related accrued and unpaid interest for a New Warrant to purchase 570,000 common shares (post-split basis) with an exercise price of $0.50 per share and a seven-year term. The New Warrant does not contain any price protection provisions.

Upon consummation of the exchange transactions described above, the Holder no longer owns the Original Debt including any rights thereunder, and the Company cancelled the certificate(s) and other physical documentation evidencing the ownership of the Original Debt.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The common stock issued in exchange for the Original Securities was issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.68	Exchange Agreement dated June 19, 2019.
Exhibit 10.69	Common Stock Purchase Warrant Agreement dated June 19, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2019

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

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